Exhibit 1.2

British Virgin Islands

The BVI Business Companies Act

(No. 16 of 2004)

Amended and Restated

Memorandum and Articles of Association

of

Feishang Anthracite Resources Limited

飛尚無煙煤資源有限公司

Incorporated this 6th day of January 2010

(As Amended and Restated by Resolution of Members

dated [•] 2013 and filed on [•] 2013)

Maples Corporate Services (BVI) Limited

Kingston Chambers

PO Box 173

Road Town, Tortola

British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Feishang Anthracite Resources Limited

飛尚無煙煤資源有限公司

1	Company Name

1.1	The name of the Company is Feishang Anthracite Resources Limited 飛尚無煙煤資源有限公司.

1.2

The members may from time to time change the Company’s name by Special Resolution of Members. The Directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file an application for change of name with the Registrar, and any such change will take effect from the date of the certificate of change of name issued by the Registrar.

1.3

A change of name of the Company shall constitute an amendment of the Memorandum and Articles and in the event of a resolution being passed to change the name of the Company, the provisions below in respect of amendments to the Memorandum and Articles must be complied with.

2	Company Limited by Shares, Liability of Members

2.1	The Company is a company limited by shares.

2.2	The liability of each member is limited to:

(a) the amount from time to time unpaid on that member’s shares;

(b) any liability expressly provided for in the Memorandum or the Articles; and

(c) any liability to repay a distribution pursuant to section 58(1) of the Act.

3	Registered Office

3.1	The first registered office of the Company was situated at PO Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

3.2	At the date of adoption of this Memorandum, the registered office of the Company was situated at the office of the registered agent which is situated at c/o Maples Corporate

Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

3.3

The Directors or members may from time to time change the Company’s registered office by Resolution of Directors or Resolution of Members, provided that the Company’s registered office shall at all times be the office of the registered agent. The Directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of change of registered office, and any such change of registered office will take effect from the date of the registration by the Registrar of such notice.

4	Registered Agent

4.1	The first registered agent of the Company was Offshore Incorporations Limited of PO Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

4.2

At the date of adoption of this Memorandum, the registered agent of the Company was Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

4.3

The Directors or members may from time to time change the Company’s registered agent by Resolution of Directors or Resolution of Members. The Directors shall give notice of such resolution to the registered agent of the Company (meaning the existing registered agent), for the registered agent to file with the Registrar a notice of change of registered agent, and any such change of registered agent will take effect from the date of the registration by the Registrar of such notice.

4.4

If the existing registered agent does not file such notice on instruction by the Directors, the Directors shall procure that a notice of change of registered agent is filed with the Registrar by a legal practitioner in the British Virgin Islands acting on behalf of the Company, and any such change of registered agent will take effect from the date of the registration by the Registrar of such notice.

5	General Objects and Powers

5.1

Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Act or any other law of the British Virgin Islands.

5.2	The Company has no power to:

(a) carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

(b) carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed or authorised to do so under the Insurance Act, 1994;

(c) carry on the business of company management unless it is licensed to do so under the Companies Management Act, 1990;

(d)                                 carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands unless it is licensed to do so under the Banks and Trust Companies Act, 1990; or

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(e) carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed to do so under the Mutual Funds Act, 1996.

5.3	Without limiting the foregoing, the powers of the Company include the power to do the following:

(a) grant options over unissued shares in the Company and treasury shares;

(b) issue securities that are convertible into shares;

(c) give financial assistance to any person in connection with the acquisition of the Company’s own shares;

(d) issue debt obligations of every kind and grant options, warrants and rights to acquire debt obligations;

(e) guarantee a liability or obligation of any person and secure any of its obligations by mortgage, pledge or other charge, of any of its assets for that purpose; and

(f)                                   protect the assets of the Company for the benefit of the Company, its creditors and its members and, at the discretion of the Directors, for any person having a direct or indirect interest in the Company.

6	Maximum Number of Authorised Shares

6.1	The Company is authorised to issue a maximum of 1,000,000,000 ordinary shares of one class with a par value of HK$0.01 each.

6.2

The members may from time to time by Resolution of Members increase the maximum number of shares the Company is authorised to issue, by amendment to the Memorandum in accordance with the provisions below.

7	Rights Conferred by Shares

7.1	Each share in the Company confers on the holder:

(a) the right to one vote on any Resolution of Members or Special Resolution of Members;

(b) the right to an equal share in any dividend paid by the Company in accordance with the Act; and

(c) the right to an equal share in the distribution of the surplus assets of the Company.

7.2

If at any time the Company is authorised to issue shares of more than one class the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied only with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of a Special Resolution of Members passed at a separate meeting of the holders of shares of that class. To every such separate meeting all the provisions of the Articles relating to general meetings shall mutatis mutandis apply, but so that the quorum for the purposes of any such separate meeting and of any adjournment thereof shall be a person or persons together holding (or representing by proxy or duly authorised representative) at the date of the relevant meeting not less than one-third in nominal value of the issued shares of that class.

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7.3

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

7.4	The provisions of Section 46 of the Act shall apply in relation to the issue of shares of any class in the Company.

8	Registered Shares Only

Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

9	Amendments to the Memorandum and Articles

9.1

Subject to the provisions of the Act, the members may from time to time amend the Memorandum or Articles by Special Resolution of Members, except the members may from time to time amend the Memorandum or Articles to increase the maximum number of shares the Company is authorised to issue by Resolution of Members. The Directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of the amendment to the Memorandum or Articles, or a restated memorandum and articles of association incorporating the amendment(s) made, and any such amendment to the Memorandum or Articles will take effect from the date of the registration by the Registrar of the notice of amendment or restated memorandum and articles of association incorporating the amendment(s) made.

9.2	The Directors shall not have the power to amend the Memorandum or Articles.

9.3	A change of registered office or registered agent shall not constitute an amendment of the Memorandum or Articles.

9.4

An amendment to the Memorandum or Articles which would have the effect of varying the rights of the holders of a class of shares may only be made in accordance with the provisions of the Memorandum and Articles relating to the variation of class rights.

10	Definitions and Interpretation

10.1	In this memorandum of association and the attached articles of association:

“Act”

shall mean the BVI Business Companies Act, 2004 of the British Virgin Islands and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor.

	“Articles”	shall mean the Company’s articles of association as attached to this Memorandum, and “Article” shall be construed accordingly.

	“Associate”	shall mean, in relation to any Director: (i) his spouse and any of his or his spouse’s children or step-children, natural or adopted, under the age of 18 (together, the “family interests”);

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(ii)                                  the trustees, acting in their capacity as such trustees, of any trust of which he or any of his family interests is a beneficiary or, in the case of a discretionary trust, is (to his knowledge) a discretionary object;

(iii)                               any company in the equity capital of which he, his family interests, and/or any of the trustees referred to in paragraph (ii) above, acting in their capacity as such trustees taken together are directly or indirectly interested (other than through their respective interests in the shares of the Company) so as to exercise or control the exercise of 30% (or such other amount as may from time to time be specified in the HK Code on Takeovers and Mergers as being the level for triggering a mandatory general offer) or more of the voting power at general meetings, or to control the composition of a majority of the board and any other company which is its subsidiary; and

(iv)                              any other persons who would be deemed to be an “associate” of the Director under the Listing Rules.

“Auditors”	shall mean the persons appointed by the Company from time to time to perform the duties of auditors of the Company.

“Board”

shall mean the board of directors appointed or elected pursuant to these Articles and acting by resolution in accordance with the Act and these Articles or the majority of the Directors present and voting at a meeting of Directors at which a quorum is present.

“business day”

shall mean a day on which the Exchange generally is open for the business of dealing in securities in Hong Kong. For the avoidance of doubt, where the Exchange is closed for business of dealing in securities in Hong Kong on a day by reason of a Number 8 or higher typhoon signal, black rainstorm warning or other similar event, such day shall for the purpose of these Articles be counted as a business day.

“Chairman”	shall mean the Chairman presiding at any meeting of members or of the Board.

“Companies Ordinance”	shall mean the Companies Ordinance (Cap. 32 of the Laws of Hong Kong) as in force from time to time.

“Company”	shall mean Feishang Anthracite Resources Limited 飛尚無煙煤資源有限公司.

“Company’s Website”	shall mean the website of the Company, the address or domain name of which has been notified to members.

“Director”	shall mean any director from time to time of the Company.

“dollars” and “HK$”	shall mean dollars legally current in Hong Kong.

“electronic”	shall have the meaning given to it in the Electronic

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Transactions Act.

“electronic means”	includes sending or otherwise making available to the intended recipients of the communication in electronic format.

“Electronic Signature”

shall mean an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication.

“Electronic Transactions Act”

shall means the Electronic Transactions Act, 2001 of the British Virgin Islands and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor.

“Exchange”	shall mean The Stock Exchange of Hong Kong Limited.

“HK Code on Takeovers and Mergers”	shall mean the Code on Takeovers and Mergers issued by the Securities and Futures Commission of Hong Kong as amended from time to time.

“holding company”	shall have the meaning attributed to such term in the Companies Ordinance.

“Listing Rules”	shall mean the Rules Governing the Listing of Securities on the Exchange as amended from time to time.

“members”	shall mean the persons who are duly registered as the holders from time to time of shares in the register including persons who are jointly so registered.

“Memorandum”	shall mean the memorandum of association of the Company.

“month”	shall mean a calendar month.

“principal register”	shall mean the register of members of the Company maintained at such place within or outside the British Virgin Islands as the Board shall determine from time to time.

“published in the newspapers”

shall mean published as a paid advertisement in English in at least one English language newspaper and in Chinese in at least one Chinese language newspaper, being in each case a newspaper published daily and circulating generally in Hong Kong in accordance with the Listing Rules.

“published on the Exchange’s website”	shall mean published in English and Chinese on the Exchange’s website in accordance with the Listing Rules;

“recognised clearing house”

shall have the meaning ascribed thereto in Part I of Schedule 1 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any amendments thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor.

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“register”	shall mean the principal register and any branch registers.

“Registrar”	shall mean the Registrar of Corporate Affairs appointed under the Act.

“Resolution of Directors”

shall mean a resolution by the majority of the Directors of the Company passed either at a meeting of Directors, or by way of a Written Resolution, in either case in accordance with the provisions of the Articles.

“Resolution of Members”

shall mean a resolution passed by a simple majority of the votes of such members of the Company as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting held in accordance with the Articles, or by way of a Written Resolution, in either case in accordance with the provisions of the Articles.

“rights issue”	shall mean an offer by way of rights to existing holders of securities of the Company which enables those holders to subscribe for securities in proportion to their existing holdings.

“seal”	shall include the common seal of the Company, the securities seal or any duplicate seal adopted by the Company pursuant to Article 20.2.

“Secretary”	shall mean the person appointed as company secretary by the Board from time to time.

“Special Resolution of Members”

shall mean a resolution passed by a majority of not less than three-fourths of the votes of such members as, being entitled to do so, vote in person or where proxies are allowed, by proxy at a meeting of members, or by way of a Written Resolution, in either case in accordance with the provisions of the Articles;

“subsidiary”	shall have the meaning attributed to such term in the Companies Ordinance, but interpreting the term “subsidiary” in accordance with the definition of “subsidiary” under the Listing Rules.

“transfer office”	shall mean the place where the principal register is situate for the time being.

“Written Resolution”

shall mean a resolution of members or Directors (as applicable) consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice. A Written Resolution may consist of several documents, including written electronic communications, in like form each signed or assented to by one or more members or Directors (as applicable). A Written Resolution shall be passed if so consented by all of those members or Directors (as applicable) entitled to vote on the

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resolution.

10.2	In this Memorandum and the Articles:

(a)                                 words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all entities capable of having a legal existence;

(b)                                 reference to a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(c)                                  the headings and the marginal notes are for convenience only and shall not affect the construction of the Memorandum or Articles;

(d)                                 reference to a thing being “written” or “in writing” includes all forms of writing, including all electronic records which satisfy the requirements of the Electronic Transactions Act, 2001; and

(e)                                  reference to a thing being “signed” or to a person’s “signature” shall include reference to an electronic signature which satisfies the requirements of the Electronic Transactions Act, 2001, and reference to the Company’s “seal” shall include reference to an electronic seal which satisfies the requirements of the Electronic Transactions Act, 2001.

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Feishang Anthracite Resources Limited

飛尚無煙煤資源有限公司

TABLE OF CONTENTS

1	AUTHORISED SHARES AND MODIFICATION OF RIGHTS	2
2	REGISTER OF MEMBERS AND SHARE CERTIFICATES	4
3	LIEN	6
4	CALLS ON SHARES	7
5	TRANSFER OF SHARES	8
6	TRANSMISSION OF SHARES	10
7	FORFEITURE OF SHARES	10
8	ALTERATION OF AUTHORISED SHARES	12
9	BORROWING POWERS	12
10	GENERAL MEETINGS	12
11	PROCEEDINGS AT GENERAL MEETINGS	14
12	VOTES OF MEMBERS	15
13	REGISTERED OFFICE	18
14	BOARD OF DIRECTORS	18
15	MANAGING DIRECTORS	23
16	MANAGEMENT	23
17	MANAGERS	24
18	PROCEEDINGS OF DIRECTORS	24
19	SECRETARY	26
20	GENERAL MANAGEMENT AND USE OF THE SEAL	26
21	APPLICATION OF RESERVES	28
22	DISTRIBUTIONS	29
23	UNTRACEABLE MEMBERS	34
24	DOCUMENT DESTRUCTION	35
25	ANNUAL RETURNS AND FILINGS	35
26	ACCOUNTS	35
27	AUDIT	37
28	NOTICES	38
29	INFORMATION	40
30	WINDING UP	40
31	INDEMNITIES	41
32	FINANCIAL YEAR	41
33	AMENDMENT OF MEMORANDUM AND ARTICLES	41
34	TRANSFER BY WAY OF CONTINUATION	41

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Feishang Anthracite Resources Limited

飛尚無煙煤資源有限公司

1                                         Authorised Shares and Modification of Rights

Authorised Shares

App 3 r.9

1.1                               The Company is authorised to issue a maximum of 1,000,000,000 ordinary shares of one class with a par value of HK$0.01 each.

Issue of shares

App 3 r.6(1)

1.2                               Subject to the provisions of these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights conferred on the holders of any existing shares or attaching to any class of shares, any share may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividend, voting, return applicable to shares or otherwise, and to such persons at such times and for such consideration as the Board may determine.  Subject to the Act and to any special rights conferred on any members or attaching to any class of shares, any share may, with the sanction of a Special Resolution of Members, be issued on terms that it is, or at the option of the Company or the holder thereof is, liable to be redeemed.  No shares shall be issued to bearer.

Issue of warrants

App 3 r.2(2)

1.3                               Subject to the Listing Rules, the Board may issue warrants to subscribe for any class of shares or other securities of the Company on such terms as it may from time to time determine.  No warrants shall be issued to bearer for so long as a recognised clearing house (in its capacity as such) is a member of the Company.  Where warrants are issued to bearer, no new warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

How class rights may be modified

App 3 r.6(2)

App 13 Part B r.2(1)

1.4                               If at any time the authorised shares of the Company is divided into different classes of shares, all or any of the rights attached to any class of shares for the time being issued (unless otherwise provided for in the terms of issue of the shares of that class) may, subject to the provisions of the Act, be varied or abrogated with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of a Special Resolution of Members passed at a separate meeting of the holders of shares of that class.  To every such separate meeting all the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the quorum for the purposes of any such separate meeting and of any adjournment thereof shall be a person or persons together holding (or representing by proxy or duly authorised representative) at the date of the relevant meeting not less than one-third in nominal value of the issued shares of that class.

1.5                               The special rights conferred upon the holders of shares of any class shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Solvency test

1.6                               The directors shall not, unless permitted pursuant to the Act, purchase, redeem or otherwise acquire any of the shares in the Company unless immediately after such purchase, redemption or other acquisition:

(a)                                 the value of the Company’s assets exceeds its liabilities; and

(b)                                 the Company is able to pay its debts as they fall due.

Company may purchase and finance the purchase of own shares and warrants

1.7                               Subject to the Act and Article 1.6, or any other law or so far as not prohibited by any law or the Listing Rules and subject to any rights conferred on the holders of any class of shares, the Company shall have the power to purchase or otherwise acquire any of its own shares (which expression as used in this Article includes redeemable shares) provided that the manner of purchase has first been authorised by Resolution of Members, and to purchase or otherwise acquire warrants for the subscription or purchase of its own shares, and shares and warrants for the subscription or purchase of any shares in any company which is its holding company and may make payment therefor in any manner authorised or not prohibited by law, or to give, directly or indirectly, by means of a loan, a guarantee, a gift, an indemnity, the provision of security or otherwise howsoever, financial assistance for the purpose of or in connection with a purchase or other acquisition made or to be made by any person of any shares or warrants in the Company or any company which is a holding company of the Company and should the Company purchase or otherwise acquire its own shares or warrants neither the Company nor the Board shall be required to select the shares or warrants to be purchased or otherwise acquired rateably or in any other manner as between the holders of shares or warrants of the same class or as between them and the holders of shares or warrants of any other class or in accordance with the rights as to dividends conferred by any class of shares provided always that any such purchase or other acquisition or financial assistance shall only be made in accordance with any relevant code, rules or regulations issued by the Exchange or the Securities and Futures Commission of Hong Kong from time to time in force.

Power to increase authorised shares

1.8                               The Company in general meeting may, from time to time, whether or not all the shares for the time being authorised shall have been issued and whether or not all the shares for the time being issued shall have been fully paid up, by Resolution of Members, increase the maximum number of shares the Company is authorised to issue, by amendment to the Memorandum in accordance with the provisions of the Memorandum and these Articles.

Redemption

1.9                               Subject to the provisions of the Act, the Memorandum and Article 1.6, and to any special rights conferred on the holders of any shares or attaching to any class of shares, shares may be issued on the terms that they may be, or at the option of the Company or the holders are, liable to be redeemed on such terms and in such manner as the Board may deem fit.

App 3 r.8(1) & (2)

1.10                       Where the Company purchases or redeems any of its shares, purchases or redemption not made through the market or by tender shall be limited to a maximum price, and if purchases are by tender, tenders shall be available to all members alike.

1.11                        The purchase or redemption of any share shall not be deemed to give rise to the purchase or redemption of any other share.  Shares that the Company purchases, redeems or otherwise acquires shall be cancelled, and no shares shall be held as treasury shares by the Company.

Certificates to be surrendered for cancellation

1.12                        The holder of the shares being purchased, surrendered or redeemed shall be bound to deliver up to the Company at its principal place of business in Hong Kong or such other place as the Board shall specify the certificate(s) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies in respect thereof.

Shares at the disposal of the Board

1.13                        Subject to the provisions of the Act, of the Memorandum, and of these Articles relating to new shares, the unissued shares in the Company (whether forming part of its original or any increased authorised shares) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times, for such consideration, and upon such terms, as the Board shall determine.

Company may pay commission

1.14                        The Company may, unless prohibited by law, at any time pay a commission to any person for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company, but so that the conditions and requirements of the Act shall be observed and complied with, and in each case the commission shall not exceed 10% of the price at which the shares are issued.

Company not to recognise trusts in respect of shares

1.15                        Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any shares or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

2                                         Register of Members and Share Certificates

Share register

App 3 r.1(1)

2.1                               The Board shall cause to be kept at such place within or outside the British Virgin Islands as it deems fit a principal register of the members and there shall be entered therein the particulars of the members and the shares issued to each of them and other particulars required under the Act.

2.2                               If the Board considers it necessary or appropriate, the Company may establish and maintain a branch register or registers of members at such location or locations within or outside the British Virgin Islands as the Board thinks fit.  The principal register and the branch register(s) shall together be treated as the register for the purposes of these Articles.

2.3                               The Board may, in its absolute discretion, at any time transfer any share upon the principal register to any branch register or any share on any branch register to the principal register or any other branch register.

2.4                               Notwithstanding anything contained in this Article, the Company shall as soon as practicable and on a regular basis record in the principal register all transfers of shares effected on any branch register and shall at all times maintain the principal register in such manner as to show at all times the members for the time being and the shares respectively held by them, in all respects in accordance with the Act.

App 13 Part B r.3(2)

2.5                               Except when a register is closed and, if applicable, subject to the additional provisions of Article 2.8, the principal register and any branch register shall during business hours be kept open to the inspection of any member without charge.

2.6                               The reference to business hours in Article 2.5 is subject to such reasonable restrictions as the Company by Resolution of Members may impose, but so that not less than two hours in each business day is to be allowed for inspections.

2.7                               The register may, on 14 days’ notice (or on 6 business days’ notice in the case of a rights issue) being given by advertisement published on the Exchange’s website, or, subject to the Listing Rules, by electronic communication in the manner in which notices may be served by the Company by electronic means as herein provided or by advertisement published in the newspapers, be closed at such times and for such periods as the Board may from time to time determine, either generally or in respect of any class of shares, provided that the register shall not be closed for more than 30 days in any year (or such longer period as the members may by Resolution of Members determine provided that such period shall not be extended beyond 60 days in any year).  The Company shall, on demand, furnish any person seeking to inspect the register or part thereof which is closed by virtue of these Articles with a certificate under the hand of the Secretary stating the period for which, and by whose authority, it is closed.  In the event that there is an alteration of book closure dates, the Company shall give at least 5 business days’ notice in accordance with the procedures set out in this Article.

App 13 Part B r.3(2)

2.8                               Any register held in Hong Kong shall during normal business hours (subject to such reasonable restrictions as the Board may impose) be open to inspection by a member without charge and any other person on payment of such fee not exceeding HK$2.50 (or such higher amount as may from time to time be permitted under the Listing Rules) as the Board may determine for each inspection.  Any member may require a copy of the register, or any part thereof, on payment of HK$0.25, or such lesser sum as the Company may prescribe, for every 100 words or fractional part thereof required to be copied.  The Company shall cause any copy so required by any person to be sent to that person within a period of 10 days commencing on the date next after the day on which the request is received by the Company.

2.9                               In lieu of, or apart from, closing the register pursuant to other provisions in these Article, the Board may fix in advance a date as the record date for any such determination of members entitled to receive notice of, or to vote at any general meeting of the members or any adjournment thereof, or for the purpose of determining the members entitled to receive payment of any dividend or distribution or in order to make a determination of members for any other purpose.

Share certificates

App 3 r.1(1)

2.10                       Every person whose name is entered as a member in the register shall be entitled to receive, within any relevant time limit as prescribed in the Act or as the Exchange may from time to time determine, whichever is shorter, and subject to payment of any fees which may be payable pursuant to Article 5.7, after allotment or lodgment of transfer, or within such other period as the conditions of issue shall provide, one certificate for all his shares of each class or, if he shall so request, in a case where the allotment or transfer is of a number of shares in excess of the number for the time being forming an Exchange board lot, such numbers of certificates for shares in Exchange board lots or multiples thereof as he shall request and one for the balance (if any) of the shares in question, provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.  All certificates for shares shall be delivered personally or sent through the post addressed to the member entitled thereto at his registered address as appearing in the register.

Share certificates to be sealed

App 3 r.2(1)

2.11                        Every certificate for shares or debentures or representing any other form of security of the Company shall be issued under the seal of the Company, which shall only be affixed with the authority of the Board.

2.12                        Every share certificate shall specify the number and class of shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as the Board may from time to time prescribe.

Joint holders

App 3 r.1(3)

2.13                        The Company shall not be bound to register more than four persons as joint holders of any share.  If any share shall stand in the names of two or more persons, the person first named in the register shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the share.

Replacement of share certificates

App 3 r.1(1)

2.14                        If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee, if any, not exceeding such amount as may from time to time be permitted under the Listing Rules or such lesser sum as the Board may from time to time require) and on such terms and conditions, if any, as to publication of notices, evidence and indemnity, as the Board thinks fit and where it is defaced or worn out, after delivery up of the old certificate to the Company for cancellation.

3                                         Lien

Company’s lien

App 3 r.1(2)

3.1                               The Company shall have a first and paramount lien on every share (not being a fully paid up share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share; and the Company shall also have a first and paramount lien and charge on all shares (other than fully paid up shares) standing registered in the name of a member (whether solely or jointly with others) for all the debts and liabilities of such member or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether such person is a member of the Company or not.

Lien extends to dividends and bonuses

3.2                               The Company’s lien (if any) on a share shall extend to all dividends and bonuses declared in respect thereof.  The Board may resolve that any share shall for some specified period be exempt wholly or partially from the provisions of this Article.

Sale of shares subject to lien

3.3                               The Company may sell in such manner as the Board thinks fit any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of the sum presently payable or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the shares or the person, of which the Company has notice, entitled to the shares by reason of such holder’s death, mental disorder or bankruptcy.

Application of proceeds of such sale

3.4                               The net proceeds of such sale by the Company after the payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability or engagement in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale and upon surrender, if required by the Company, for cancellation of the certificate for the share sold) be paid to the holder immediately before such sale of the share.  For giving effect to any such sale, the Board may authorise any person to transfer the shares sold to the purchaser thereof and may enter the purchaser’s name in the register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

4                                         Calls on Shares

Calls, how made

4.1                               The Board may from time to time make such calls as it may think fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal amount of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed times.  A call may be made payable either in one sum or by instalments.  A call may be revoked or postponed as the Board may determine.

Notice of call

4.2                               At least 14 days’ notice of any call shall be given to each member specifying the time and place of payment and to whom such payment shall be made.

Copy of notice to be sent

4.3                               A copy of the notice referred to in Article 4.2 shall be sent in the manner in which notices may be sent to members by the Company as herein provided.

Every member liable to pay call at appointed time and place

4.4                               Every member upon whom a call is made shall pay the amount of every call so made on him to the person and at the time or times and place or places as the Board shall specify.  A person upon whom a call is made shall remain liable on such call notwithstanding the subsequent transfer of the shares in respect of which the call was made.

Notice of call may be published in newspapers or given by electronic means

4.5                               In addition to the giving of notice in accordance with Article 4.3, notice of the person appointed to receive payment of every call and of the times and places appointed for payment may be given to the members affected by notice published on the Exchange’s website, or, subject to the Listing Rules, by electronic communication in the manner in which notices may be served by the Company by electronic means as herein provided or by advertisement published in the newspapers.

When call deemed to have been made

4.6                               A call shall be deemed to have been made at the time when the Resolution of Directors authorising such call was passed.

Liability of joint holders

4.7                               The joint holders of a share shall be severally as well as jointly liable for the payment of all calls and instalments due in respect of such share or other moneys due in respect thereof.

Board may extend time fixed for call

4.8                               The Board may from time to time at its discretion extend the time fixed for any call, and may extend such time as to all or any of the members, whom by reason of residence outside Hong Kong or other cause the Board considers it reasonable to grant an extension to, but no member shall be entitled to any such extension as a matter of grace and favour.

Interest on calls

4.9                               If the sum or any instalment payable in respect of any call is unpaid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 15% per annum as the Board shall determine from the day appointed for the payment thereof to the time of actual payment, but the Board may waive payment of such interest wholly or in part.

Suspension of privileges while call in arrears

4.10                        No member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another member) at any general meeting, either personally or by proxy, or be reckoned in a quorum, or to exercise any other privilege as a member until all sums or instalments due from him to the Company in respect of any call, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

Evidence in action for call

4.11                        At the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the register as the holder, or one of the holders, of the shares in respect of which such debt accrued; that the Resolution of Directors making the call is duly recorded in the minute book; and that notice of such call was duly given to the member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, and the proof of the matters aforesaid shall be conclusive evidence of the debt.

Sums payable on allotment/in future deemed a call

4.12                        Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the nominal value of the share and/or by way of premium or otherwise, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, liabilities of joint holders, forfeiture and the like, shall apply as if such sum had become payable by virtue of a call duly made and notified.

Payment of calls in advance

App 3 r.3(1)

4.13                        The Board may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and upon all or any of the moneys so advanced the Company may pay interest at such rate (if any) as the Board may decide.  The Board may at any time repay the amount so advanced upon giving to such member not less than one month’s notice in writing of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.  No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

5                                         Transfer of Shares

Form of transfer

5.1                               Transfers of shares may be effected by an instrument of transfer in the usual common form or in such other form as the Board may approve, which is consistent with the standard form of transfer as prescribed by the Exchange and approved by the Board.  All instruments of transfer must be left at the registered office of the Company or at such other place as the Board may appoint and all such instruments of transfer shall be retained by the Company.

Execution

5.2                               The instrument of transfer shall be executed by or on behalf of the transferor and by or on behalf of the transferee PROVIDED that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so.  The instrument of transfer of any share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor and transferee PROVIDED that in the case of execution by facsimile signature by or on behalf of a transferor or transferee, the Board shall have previously been provided with a list of specimen signatures of the authorised signatories of such transferor or transferee and the Board shall be reasonably satisfied that such facsimile signature corresponds to one of those specimen signatures.  The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

Board may refuse to register a transfer

App 3 r.1(2)

5.3                               The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any share which is not fully paid up or on which the Company has a lien.

Notice of refusal

5.4                               If the Board shall refuse to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

5.5                               The Board may also decline to register any transfer of any shares unless:

Requirements as to transfer

(a)                                 the instrument of transfer is lodged with the Company accompanied by the certificate for the shares to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)                                 the instrument of transfer is in respect of only one class of shares;

(c)                                  the instrument of transfer is properly stamped (in circumstances where stamping is required);

(d)                                 in the case of a transfer to joint holders, the number of joint holders to which the share is to be transferred does not exceed four;

(e)                                  the shares concerned are free of any lien in favour of the Company; and

Requirements as to transfer

App 3 r.1(1)

(f)                                   a fee of such maximum as the Exchange may from time to time determine to be payable (or such lesser sum as the Board may from time to time require) is paid to the Company in respect thereof.

No transfer to an infant etc

5.6                               No transfer shall be made to an infant or to a person in respect of whom an order has been made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability.

Certificate to be given up on transfer

5.7                               Upon every transfer of shares, the certificate held by the transferor shall be given up to be cancelled and shall forthwith be cancelled accordingly and a new certificate shall be issued, on payment by the transferee of such fee not exceeding the maximum amount as the Exchange may from time to time determine to be payable or such lesser sum as the Board may from time to time require, to the transferee in respect of the shares transferred to him and, if any of the shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof shall be issued to him, on payment by the transferor of such fee not exceeding the maximum amount as the Exchange may from time to time determine to be payable or such lesser sum as the Board may from time to time require.  The Company shall also retain the instrument(s) of transfer.

When transfer books and register may close

App 13 Part B r.3(2)

5.8                               The registration of transfers may, on 14 days’ notice (or on 6 business days’ notice in the case of a rights issue) being given by advertisement published on the Exchange’s website, or, subject to the Listing Rules, by electronic communication in the manner in which notices may be served by the Company by electronic means as herein provided or by advertisement published in the newspapers, be suspended and the register closed at such times for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended or the register closed for more than 30 days in any year (or such longer period as the members may by Resolution of Members determine provided that such period shall not be extended beyond 60 days in any year).  In the event that there is an alteration of book closure dates, the Company shall give at least 5 business days’ notice before the announced closure, or the new closure, whichever is earlier.  If, however, there are exceptional circumstances (e.g. during a Number 8 or higher typhoon signal and black rainstorm warning) that render the giving of such publication of advertisement impossible, the Company shall comply with these requirements as soon as practicable.

6                                         Transmission of Shares

Death of registered holder or of joint holder of shares

6.1                               In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

Registration of personal representatives and trustee in bankruptcy

6.2                               Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a member may, upon such evidence as to his title being produced as may from time to time be required by the Board and subject as hereinafter provided, either be registered himself as holder of the share or elect to have some other person nominated by him registered as the transferee thereof.

Notice of election to be registered/ Registration of nominee

6.3                               If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.  If he shall elect to have his nominee registered he shall testify his election by executing in favour of his nominee a transfer of such share.  All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy or winding-up of the member had not occurred and the notice or transfer were a transfer executed by such member.

Retention of dividends, etc., until transfer or transmission of shares of a deceased or bankrupt member

6.4                               A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share.  However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 12.3 being met, such a person may vote at meetings.

7                                         Forfeiture of Shares

If call or instalment not paid notice may be given

7.1                               If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may, at any time during such time as any part thereof remains unpaid, without prejudice to the provisions of Article 4.10, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment.

Form of notice

7.2                               The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or instalment is unpaid will be liable to be forfeited.  The Board may accept a surrender of any share liable to be forfeited hereunder and in such case, references in these Articles to forfeiture shall include surrender.

If notice not complied with shares may be forfeited

7.3                               If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect.  Such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share, and not actually paid before the forfeiture.

Forfeited shares to be deemed property of Company

7.4                               Any share so forfeited shall be deemed to be the property of the Company, and may be re-allotted sold or otherwise disposed of on such terms and in such manner as the Board thinks fit and at any time before a re-allotment, sale or disposition the forfeiture may be cancelled by the Board on such terms as it thinks fit.

Arrears to be paid notwithstanding forfeiture

7.5                               A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, together with (if the Board shall in its discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 15% per annum as the Board may prescribe, and the Board may enforce the payment thereof if it thinks fit, and without any deduction or allowance for the value of the shares forfeited, at the date of forfeiture.  For the purposes of this Article any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived, be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

Evidence of forfeiture

7.6                               A statutory declaration in writing that the declarant is a Director or Secretary, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.  The Company may receive the consideration, if any, given for the share on any re-allotment, sale or disposition thereof and the Board may authorise any person to execute a letter of re-allotment or transfer the share in favour of the person to whom the share is re-allotted, sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the subscription or purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, re-allotment, sale or other disposal of the share.

Notice after forfeiture

7.7                              When any share shall have been forfeited, notice of the forfeiture shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register.  Notwithstanding the above, no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

Power to redeem forfeited shares

7.8                               Notwithstanding any such forfeiture as aforesaid, the Board may at any time, before any share so forfeited shall have been re-allotted, sold, or otherwise disposed of, permit the share forfeited to be redeemed upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

7.9                               The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.

Forfeiture for non-payment of any sum due on shares

7.10                        The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

8                                         Alteration of Authorised Shares

Cancellation of shares

The Company may from time to time by Resolution of Members cancel any shares which at the date of the passing of the Resolution of Members have not been taken or agreed to be taken by any person, and diminish the maximum number of shares the Company is authorised to issue by the number of the shares so cancelled subject to the provisions of the Act.

9                                         Borrowing Powers

Power to borrow

9.1                               The Board may from time to time at its discretion exercise all the powers of the Company to raise or borrow or to secure the payment of any sum or sums of money for the purposes of the Company and to mortgage or charge its undertaking, property and assets (present and future) and uncalled amounts owing on the shares in the Company or any part thereof.

Conditions on which money may be borrowed

9.2                               The Board may raise or secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects as it thinks fit and, in particular, by the issue of debentures, debenture stock, bonds or other securities of the Company, whether outright or as collateral security for any debts, liability or obligations of the Company or of any third party.

Assignment

9.3                               Debentures, debenture stock, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

Special privileges

9.4                               Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

Register of charges to be kept

9.5                               The Board shall cause a proper register to be kept, in accordance with the provisions of the Act, of all mortgages and charges specifically affecting the property of the Company and shall duly comply with the requirements of the Act in regard to the registration of mortgages and charges therein specified and otherwise.

Register of debentures or debenture stock

9.6                               If the Company issues debentures or debenture stock (whether as part of a series or as individual instruments) not transferable by delivery, the Board shall cause a proper register to be kept of the holders of such debentures.

Mortgage of uncalled sums on shafes

9.7                               Where any uncalled sums owing on the shares in the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the members or otherwise, to obtain priority over such prior charge.

10                                  General Meetings

When annual general meeting to be held

App 13 Part B r.3(3) r.4(2)

10.1                        The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse (or such longer period as the Exchange may authorise) between the date of one annual general meeting of the Company and that of the next.  So long as the first annual general meeting of the Company is held within 18 months of its incorporation, it need not be held in the year of its incorporation or in the following year.  The annual general meeting shall be held at such time and place as the Board shall appoint.

Extraordinary general meeting

10.2                        All general meetings other than annual general meetings shall be called extraordinary general meetings.

Convening of extraordinary general meeting

10.3                        The Board may, whenever it thinks fit, convene an extraordinary general meeting.  General meetings shall also be convened on the written requisition of any two or more members of the Company deposited at the principal office of the Company in Hong Kong or, in the event the Company ceases to have such a principal office, the registered office specifying the objects of the meeting and signed by the requisitionists, provided that such requisitionists held as at the date of deposit of the requisition not less than one-tenth of the nominal value of the issued shares in the Company which carries the right of voting at general meetings of the Company.  General meetings may also be convened on the written requisition of any one member of the Company which is a recognised clearing house (or its nominee(s)) deposited at the principal office of the Company in Hong Kong or, in the event the Company ceases to have such a principal office, the registered office specifying the objects of the meeting and signed by the requisitionist, provided that such requisitionist held as at the date of deposit of the requisition not less than one-tenth of the nominal value of the issued shares in the Company which carries the right of voting at general meetings of the Company.  If the Board does not within 21 days from the date of deposit of the requisition proceed duly to convene the meeting to be held within a further 21 days, the requisitionist(s) themselves or any of them representing more than one-half of the total voting rights of all of them, may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Board provided that any meeting so convened shall not be held after the expiration of three months from the date of deposit of the requisition, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to them by the Company.

Notice of meetings

App 13 Part B r.3(1)

10.4                        An annual general meeting and any extraordinary general meeting called for the passing of a Special Resolution of Members shall be called by not less than 21 days’ notice in writing and any other extraordinary general meeting shall be called by not less than 14 days’ notice in writing.  Subject to the requirement under the Listing Rules, the notice shall be inclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the time, place, and agenda of the meeting, particulars of the resolutions to be considered at the meeting and in the case of special business (as defined in Article 11.1) the general nature of that business.  The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution of Members shall specify the intention to propose the resolution as a Special Resolution of Members.  Notice of every general meeting shall be given to the Auditors and to all members other than such as, under the provisions hereof or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

10.5                        Notwithstanding that a meeting of the Company is called by shorter notice than that referred to in Article 10.4, it shall be deemed to have been duly called if it is so agreed:

(a)                                 in the case of a meeting called as an annual general meeting, by all the members of the Company entitled to attend and vote thereat or their proxies; and

(b)                                 in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right.

10.6                        There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a member of the Company.

Omission to give notice

10.7                        The accidental omission to give any such notice to, or the non-receipt of any such notice by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

Omission to send instrument of proxy

10.8                        In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

11                                  Proceedings at General Meetings

Special business

11.1                        All business shall be deemed special that is transacted at an extraordinary general meeting and also all business shall be deemed special that is transacted at an annual general meeting with the exception of the following, which shall be deemed ordinary business:

(a)                                 the declaration and sanctioning of dividends;

(b)                                 the consideration and adoption of the accounts and balance sheets and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet;

(c)                                  the election of Directors in place of those retiring;

(d)                                 the appointment of Auditors;

(e)                                  the fixing of, or the determining of the method of fixing of, the remuneration of the Directors and of the Auditors;

(f)                                   the granting of any mandate or authority to the Directors to offer, allot, grant options over, or otherwise dispose of the unissued shares of the Company representing not more than 20% (or such other percentage as may from time to time be specified in the Listing Rules) in nominal value of its then existing issued shares and the number of any securities repurchased pursuant to Article 11.1(g); and

(g)                                  the granting of any mandate or authority to the Directors to repurchase securities of the Company.

Quorum

11.2                        For all purposes the quorum for a general meeting shall be two members present in person (or in the case of a corporation, by its duly authorised representative) or by proxy provided always that if the Company has only one member of record the quorum shall be that one member present in person or by proxy.  No business (except the appointment of a Chairman) shall be transacted at any general meeting unless the requisite quorum shall be present at the commencement of the business.

When if quorum not present meeting to be dissolved and when to be adjourned

11.3                        If within 15 minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week and at such time and place as shall be decided by the Board, and if at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, the member or members present in person (or in the case of a corporation, by its duly authorised representative) or by proxy shall be a quorum and may transact the business for which the meeting was called.

Chairman of general meeting

11.4                        The Chairman shall take the chair at every general meeting, or, if there be no such Chairman or, if at any general meeting such Chairman shall not be present within 15 minutes after the time appointed for holding such meeting or is unwilling to act, the Directors present shall choose another Director as Chairman, and if no Director be present, or if all the Directors present decline to take the chair, or if the Chairman chosen shall retire from the chair, then the members present (whether in person or represented by proxy or duly authorised representative) shall choose one of their own number to be Chairman.

Power to adjourn general meeting/ business of adjourned meeting

11.5                        The Chairman may, with the consent of any general meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine.  Whenever a meeting is adjourned for 14 days or more, at least seven clear days’ notice, specifying the place, the day and the hour of the adjourned meeting shall be given in the same manner as in the case of an original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting.  Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.  No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

11.6                        At any general meeting a resolution put to the vote of the meeting shall be decided on a poll [save that the Chairman may, in good faith, allow a resolution which relates purely to a procedural or administrative matter as prescribed under the Listing Rules to be voted on by a show of hands].

Poll

11.7                        A poll shall (subject as provided in Article 11.8) be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than 30 days from the date of the meeting or adjourned meeting at which the poll was taken as the Chairman directs.  No notice need be given of a poll not taken immediately.  The result of the poll shall be deemed to be the resolution of the meeting at which the poll was taken.

In what case poll taken without adjournment

11.8                        Any poll on the election of a Chairman of a meeting or any question of adjournment shall be taken at the meeting and without adjournment.

11.9                        [Where a resolution is voted on by a show of hands as permitted under the Listing Rules, a declaration by the Chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book of the Company shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.]

Chairman to have casting vote

11.10                 In the case of an equality of votes, [whether on a poll or on a show of hands,] the Chairman of the meeting at which the poll [or show of hands] is taken shall be entitled to a second or casting vote.

Written resolutions

11.11                 A Written Resolution (in one or more counterparts), including a Special Resolution of Members, signed by all members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly appointed representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.  Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last member to sign.

12                                  Votes of Members

Votes of members

12.1                        Subject to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of shares, at any general meeting [where a show of hands is allowed, every member present in person (or, in the case of a member being a corporation, by its duly authorised representative) shall have one vote, and on a poll] every member present in person (or, in the case of a member being a corporation, by its duly authorised representative) or by proxy shall have one vote for each share registered in his name in the register.  On a poll a member entitled to more than one vote is under no obligation to cast all his votes in the same way.  For the avoidance of doubt, where more than one proxy is appointed by a recognised clearing house (or its nominee(s)), each such proxy [shall have one vote on a show of hands and] is under no obligation to cast all his votes in the same way [on a poll].

Counting of votes

App 3 r.14

12.2                        Where any member is, under the Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall not be counted.

Votes in respect of deceased and bankrupt members

12.3                        Any person entitled under Article 6.2 to be registered as a member may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposed to vote, he shall satisfy the Board of his right to be registered as the holder of such shares or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

Votes of joint holders

12.4                        Where there are joint registered holders of any share, any one of such persons may vote at any meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto; but if more than one of such joint holders be present at any meeting personally or by proxy, that one of the said persons so present being the most or, as the case may be, the more senior shall alone be entitled to vote in respect of the relevant joint holding and, for this purpose, seniority shall be determined by reference to the order in which the names of the joint holders stand on the register in respect of the relevant joint holding. Several executors or administrators of a deceased member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

Votes of member of unsound mind

12.5                        A member in respect of whom an order has been made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote by any person authorised in such circumstances to do so, and such person may vote by proxy.

Qualification for voting

12.6                        Save as expressly provided in these Articles or as otherwise determined by the Board, no person other than a member duly registered and who shall have paid all sums for the time being due from him payable to the Company in respect of his shares shall be entitled to be present or to vote (save as proxy for another member), or to be reckoned in a quorum, either personally or by proxy at any general meeting.

Objections to voting

12.7                        No objection shall be raised as to the qualification of any person exercising or purporting to exercise any vote or to the admissibility of any vote except at the meeting or adjourned meeting at which the person exercising or purporting to exercise his vote or the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.  In the case of any dispute as to the admission or rejection of any vote, the Chairman of the meeting shall determine the same and such determination shall be final and conclusive.

Proxies

App 13 Part B r.2(2)

12.8                        Any member of the Company entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person (who must be an individual) as his proxy to attend and vote instead of him and a proxy so appointed shall have the same right as the member to speak at the meeting.  Votes may be given either personally or by proxy.  A proxy need not be a member of the Company.  A member may appoint any number of proxies to attend in his stead at any one general meeting (or at any one class meeting).

Instrument appointing proxy to be in writing

App 3 r.11(2)

12.9                        The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised in writing, or if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person duly authorised to sign the same.

Delivery of authority for appointment of proxy

12.10                 The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority, (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be delivered at the registered office of the Company (or at such other place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than 48 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid provided always that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex or cable or facsimile confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.  No instrument appointing a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution.  Delivery of any instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.

Form of proxy

App 3 r.11(1)

12.11                 Every instrument of proxy, whether for a specified meeting or otherwise, shall be in common form or such other form that complies with the Listing Rules as the Board may from time to time approve, provided that it shall enable a member, according to his intention, to instruct his proxy to vote in favour of or against (or in default of instructions or in the event of conflicting instructions, to exercise his discretion in respect of) each resolution to be proposed at the meeting to which the form of proxy relates.

Authority under instrument appointing proxy

12.12                 The instrument appointing a proxy to vote at a general meeting shall: (a) be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit; and (b) unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates, provided that the meeting was originally held within 12 months from such date.

When vote by proxy/ representative valid though authority revoked

12.13                 A vote given in accordance with the terms of an instrument of proxy or resolution of a member shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or power of attorney or other authority under which the proxy or resolution of a member was executed or revocation of the relevant resolution or the transfer of the share in respect of which the proxy was given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its registered office, or at such other place as is referred to in Article 12.10, at least two hours before the commencement of the meeting or adjourned meeting at which the proxy is used.

Corporations/ clearing houses acting by representatives at meetings

App. 13 Part B r.2(2)

12.14                 Any corporation which is a member of the Company may, by resolution of its directors or other governing body or by power of attorney, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of members of any class of shares of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company and where a corporation is so represented, it shall be treated as being present at any meeting in person.

App 13 Part B r.6

12.15                 If a recognised clearing house (or its nominee(s)) is a member of the Company it may authorise such person or persons as it thinks fit to act as its representative(s) at any general meeting of the Company or at any general meeting of any class of members of the Company provided that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such person is so authorised.  The person so authorised will be deemed to have been duly authorised without the need of producing any documents of title, notarised authorisation and/or further evidence to substantiate that it is so authorised.  A person so authorised pursuant to this provision shall be entitled to exercise the same rights and powers on behalf of the recognised clearing house (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) could exercise as if such person were an individual member of the Company holding the number and class of shares specified in such authorisation, [including, where a show of hands is allowed, the right to vote individually on a show of hands,] notwithstanding any contrary provision contained in these Articles.

13                                  Registered Office

Registered office

The registered office of the Company shall be at such place in the British Virgin Islands as the Board shall from time to time appoint.

14                                  Board of Directors

Constitution

14.1                        The number of Directors shall not be less than two.

Board may fill vacancies/ appoint additional Directors

App 3 r.4(2)

14.2                        The Board shall have power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy or as an addition to the Board.  Any Director so appointed shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election at that meeting.

Power of general meeting to increase or reduce the number of Directors

14.3                        The Company may from time to time in general meeting by Resolution of Members increase or reduce the number of Directors but so that the number of Directors shall not be less than two.  Subject to the provisions of these Articles and the Act, the Company may by Resolution of Members elect any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors.  Any Director so appointed shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

Notice to be given when person proposed for election

App 3 r.4(4) r.4(5)

14.4                       No person shall, unless recommended by the Board, be eligible for election to the office of Director at any general meeting unless during the period, which shall be at least seven days, commencing no earlier than the day after the despatch of the notice of the meeting appointed for such election and ending no later than seven days prior to the date of such meeting, there has been given to the Secretary notice in writing by a member of the Company (not being the person to be proposed), entitled to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

Register of Directors

14.5                        The Company shall keep at its office a register of Directors containing their names and addresses and any other particulars required by the Act.

Power to remove Director by ordinary resolution

App 13 Part B r.5(1) App 3 r.4(3)

14.6                        The Company may by Resolution of Members at any time remove any Director (including a Managing Director or other executive Director) before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may by Resolution of Members elect another person in his stead.  Any person so elected shall hold office during such time only as the Director in whose place he is elected would have held the same if he had not been removed.   Nothing in this Article should be taken as depriving a Director removed under any provisions of this Article of compensation or damages payable to him in respect of the termination of his appointment as Director or of any other appointment or office as a result of the termination of his appointment as Director or as derogatory from any power to remove a Director which may exist apart from the provision of this Article.

Alternate Directors

14.7                        A Director may at any time by notice in writing delivered to the registered office of the Company, the principal office of the Company in Hong Kong or at a meeting of the Board, appoint any person (including another Director) to be his alternate Director in his place during his absence and may in like manner at any time determine such appointment.  Such appointment, unless previously approved by the Board, shall have effect only upon and subject to being so approved, provided that the Board may not withhold approval of any such appointment where the proposed appointee is a Director.

14.8                        The appointment of an alternate Director shall determine on the happening of any event which, were he a Director, would cause him to vacate such office or if his appointor ceases to be a Director.

14.9                        An alternate Director shall (except when absent from Hong Kong), be entitled to receive and waive (in lieu of his appointor) notices of meetings of the Directors and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all the functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director.  If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director his voting rights shall be cumulative and he need not use all his votes or cast all the votes he uses in the same way.  If his appointor is for the time being absent from Hong Kong or otherwise not available or unable to act (as to which a certificate by the alternate shall in the absence of actual notice to the contrary to other Directors be conclusive), his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor.  To such extent as the Board may from time to time determine in relation to any committee of the Board, the provisions of this Article shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member.  An alternate Director shall not, save as aforesaid, have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

14.10                 An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

14.11                 In addition to the provisions of Articles 14.7 to 14.10, a Director may be represented at any meeting of the Board (or of any committee of the Board) by a proxy appointed by him, in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.  A proxy need not himself be a Director and the provisions of Articles 12.8 to 12.13 shall apply mutatis mutandis to the appointment of proxies by Directors save that an instrument appointing a proxy shall not become invalid after the expiration of twelve months from its date of execution but shall remain valid for such period as the instrument shall provide or, if no such provision is made in the instrument, until revoked in writing and save also that a Director may appoint any number of proxies although only one such proxy may attend in his stead at meetings of the Board (or of any committee of the Board).

Qualification of Directors

14.12                 A Director need not hold any qualification shares.  No Director shall be required to vacate office or be ineligible for re-election or re-appointment as a Director and no person shall be ineligible for appointment as a Director by reason only of his having attained any particular age.

Directors’ remuneration

14.13                 The Directors shall be entitled to receive by way of remuneration for their services such sum as shall from time to time be determined by the Company in general meeting or by the Board, as the case may be, such sum (unless otherwise directed by the resolution by which it is determined) to be divided amongst the Directors in such proportions and in such manner as they may agree, or failing agreement, equally, except that in such event any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he has held office.  Such remuneration shall be in addition to any other remuneration to which a Director who holds any salaried employment or office in the Company may be entitled by reason of such employment or office.

App 13 Part B r.5(4)

14.14                 Payment to any Director or past Director of any sum by way of compensation for loss of office or as consideration for or in connection with his retirement from office (not being a payment to which the Director is contractually entitled) must first be approved by Resolution of Members.

Directors’ expenses

14.15                 The Directors shall be entitled to be paid all expenses, including travel expenses, reasonably incurred by them in or in connection with the performance of their duties as Directors including their expenses of travelling to and from Board meetings, committee meetings or general meetings or otherwise incurred whilst engaged on the business of the Company or in the discharge of their duties as Directors.

Special remuneration

14.16                 The Board may grant special remuneration to any Director, who shall perform any special or extra services at the request of the Company.  Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by way of salary, commission or participation in profits or otherwise as may be agreed.

Remuneration of Managing Directors, etc.

14.17                 The remuneration of an Executive Director (as appointed according to Article 15.1) or a Director appointed to any other office in the management of the Company shall from time to time be fixed by the Board and may be by way of salary, commission, or participation in profits or otherwise or by all or any of those modes and with such other benefits (including share option and/or pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time decide.  Such remuneration shall be in addition to such remuneration as the recipient may be entitled to receive as a Director.

When office of Director to be vacated

App 13 Part B r.5(1)

14.18                 The office of a Director shall be vacated:

(a)                                 if he resigns his office by notice in writing to the Company at its registered office or its principal office in Hong Kong;

(b)                                 if an order is made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and the Board resolves that his office be vacated;

(c)                                  if, without leave, he is absent from meetings of the Board (unless an alternate Director appointed by him attends in his place) for a continuous period of 12 months, and the Board resolves that his office be vacated;

(d)                                 if he becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(e)                                  if he ceases to be or is prohibited from being a Director by law or by virtue of any provisions in these Articles;

(f)                                   if he shall be removed from office by notice in writing served upon him signed by not less than three-fourths in number (or, if that is not a round number, the nearest lower round number) of the Directors (including himself) then in office; or

(g)                                  if he shall be removed from office by Resolution of Members under Article 14.6.

Retirement by rotation

14.19                 At every annual general meeting of the Company one-third of the Directors for the time being (or, if their number is not three or a multiple of three, then the number nearest to, but not less than, one-third) shall retire from office by rotation provided that every Director (including those appointed for a specific term) shall be subject to retirement by rotation at least once every three years.  Any Director appointed pursuant to Article 14.2 or Article 14.3 shall not be taken into account in determining which Directors are to retire by rotation.  A retiring Director shall retain office until the close of the meeting at which he retires and shall be eligible for re-election thereat.  The Company at any annual general meeting at which any Directors retire may fill the vacated office by electing a like number of persons to be Directors.

Directors may contract with Company

App 13 Part B r.5(3)

14.20                 No Director or proposed Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company with any person, company or partnership of or in which any Director shall be a member or otherwise interested be capable on that account of being avoided, nor shall any Director so contracting or being any member or so interested be liable to account to the Company for any profit so realised by any such contract or arrangement by reason only of such Director holding that office or the fiduciary relationship thereby established, provided that such Director shall, if his interest in such contract or arrangement is material, declare the nature of his interest at the earliest meeting of the Board at which it is practicable for him to do so,  either specifically or by way of a general notice stating that, by reason of the facts specified in the notice, he is to be regarded as interested in any contracts of a specified description which may subsequently be made by the Company.  For the purpose of this Article, such a disclosure is deemed not to have been made to the Board unless it is made or brought to the attention of every Director.

14.21                 Any Director may continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company in which the Company may be interested and (unless otherwise agreed between the Company and the Director) no such Director shall be liable to account to the Company or the members for any remuneration or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any such other company.  The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or is about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in the manner aforesaid.

14.22                 A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profit or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

Director may not vote where he has a material interest

App 3 r.4(1)

14.23                 A Director shall not be entitled to vote on (nor shall be counted in the quorum in relation to) any Resolution of Directors in respect of any contract or arrangement or any other proposal whatsoever in which he or any of his Associates has any material interest, and if he shall do so his vote shall not be counted (nor is he to be counted in the quorum for the resolution), but this prohibition shall not apply to any of the following matters, namely:

Director may vote in respect of certain matters

App 3 Note 1

(a)                                 the giving of any security or indemnity either:

(i)                                     to the Director or any of his Associates in respect of money lent or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of its subsidiaries; or

(ii)                                  to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or any of his Associates has himself/themselves assumed responsibility in whole or in part and whether alone or jointly under a guarantee or indemnity or by the giving of security;

(b)                                 any proposal concerning an offer of shares or debentures or other securities of or by the company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or any of his Associates is/are or is/are to be interested as a participant in the underwriting or sub-underwriting of the offer;

(c)                                  any proposal or arrangement concerning the benefit of employees of the Company or any of its subsidiaries including:

(i)                                     the adoption, modification or operation of any employees’ share scheme or any share incentive scheme or share option scheme under which the Director or any of his Associates may benefit; or

(ii)                                  the adoption, modification or operation of a pension or provident fund or retirement, death or disability benefits scheme which relates both to Directors, their Associates and employees of the Company or any of its subsidiaries and does not provide in respect of any Director or any of his Associates as such any privilege or advantage not generally accorded to the class of persons to which such scheme or fund relates; and

(d)                                 any contract or arrangement in which the Director or any of his Associates is/are interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his/their interest in shares or debentures or other securities of the Company.

Director may vote on proposals not concerning own appointment

14.24                 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of or terminating the appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals shall be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not prohibited from voting under Article 14.23 shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

Who to decide whether a Director may vote

14.25                 If any question shall arise at any meeting of the Board as to the materiality of a Director’s interest or the significance of a contract, arrangement or transaction or proposed contract, arrangement or transaction or as to the entitlement of any Director to vote or form part of a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the Chairman of the meeting (or, where question relates to the interest of the Chairman, to the other Directors at the meeting) and his ruling (or, as appropriate, the ruling of the other Directors) in relation to any other Director (or, as appropriate, the Chairman) shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned (or, as appropriate, the Chairman) as known to such Director (or, as appropriate, the Chairman) has not been fairly disclosed to the Board.

15                                  Managing Directors

Power to appoint Managing Directors, etc.

15.1                        The Board may from time to time appoint any one or more of its body to the office of Managing Director, Joint Managing Director, Deputy Managing Director, or other Executive Director and/or such other employment or executive office in the management of the business of the Company as it may decide for such period and upon such terms as it thinks fit and upon such terms as to remuneration as it may decide in accordance with Article14.17.

Removal of Managing Director, etc.

15.2                        Every Director appointed to an office under Article 15.1 hereof shall, without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company, be liable to be dismissed or removed therefrom by the Board.

Cessation of appointment

15.3                        A Director appointed to an office under Article 15.1 shall be subject to the same provisions as to removal as the other Directors, and he shall, without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company, ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

Powers may be delegated

15.4                        The Board may from time to time entrust to and confer upon a Managing Director, Joint Managing Director, Deputy Managing Director or Executive Director all or any of the powers of the Board that it may think fit.  But the exercise of all powers by such Director shall be subject to such regulations and restrictions as the Board may from time to time make and impose, and the said powers may at any time be withdrawn, revoked or varied but no person dealing in good faith and without notice of such withdrawal, revocation or variation shall be affected thereby.

16                                  Management

General powers of Company vested in Board

16.1                        Subject to any exercise by the Board of the powers conferred by Articles 17.1 to 17.3, the management of the business of the Company shall be vested in the Board which, in addition to the powers and authorities by these Articles expressly conferred upon it, may exercise all such powers and do all such acts and things as may be exercised or done or approved by the Company and are not hereby or by the Act expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the Act and of these Articles and to any regulation from time to time made by the Company in general meeting not being inconsistent with such provisions or these

Articles, provided that no regulation so made shall invalidate any prior act of the Board which would have been valid if such regulation had not been made.

16.2                        Without prejudice to the general powers conferred by these Articles, it is hereby expressly declared that the Board shall have the following powers:

(a)                                 to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed; and

(b)                                 to give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

App 13 Part B r.5 (2)

16.3                        Except as would, if the Company were a company incorporated in Hong Kong, be permitted by Section 157H of the Companies Ordinance as in force at the date of adoption of these Articles, and except as permitted under the Act, the Company shall not directly or indirectly:

(a)                                 make a loan to a Director or his Associates or a director of any holding company of the Company;

(b)                                 enter into any guarantee or provide any security in connection with a loan made by any person to a Director or such a director; or

(c)                                  if any one or more of the Directors hold (jointly or severally or directly or indirectly) a controlling interest in another company, make a loan to that other company or enter into any guarantee or provide any security in connection with a loan made by any person to that other company.

17                                  Managers

Appointment and remuneration of managers

17.1                        The Board may from time to time appoint a general manager, manager or managers of the Company and may fix his or their remuneration either by way of salary or commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes and pay the working expenses of any of the staff of the general manager, manager or managers who may be employed by him or them in connection with the conduct of the business of the Company.

Tenure of office and powers

17.2                        The appointment of such general manager, manager or managers may be for such period as the Board may decide and the Board may confer upon him or them all or any of the powers of the Board as it may think fit.

Terms and conditions of appointment

17.3                        The Board may enter into such agreement or agreements with any such general manager, manager or managers upon such terms and conditions in all respects as the Board may in its absolute discretion think fit, including a power for such general manager, manager or managers to appoint an assistant manager or managers or other employees whatsoever under them for the purpose of carrying on the business of the Company.

18                                  Proceedings of Directors

Meetings of Directors/ Quorum etc.

18.1                        The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings and proceedings as it thinks fit in any part of the world and may determine the quorum necessary for the transaction of business.  Unless otherwise determined two Directors shall be a quorum.  For the purposes of this Article an alternate Director shall be counted in a quorum in place of the Director who appointed him and an alternate Director who is an alternate for more than one Director shall for quorum purposes be counted separately in respect of himself (if he is a Director) and in respect of each Director for whom he is an alternate (but so that nothing in this provision shall be construed as authorising a meeting to be constituted when only one person is physically present).  A meeting of the Board or any committee of the Board may be held by means of a telephone or tele-conferencing or any other telecommunications facility provided that all participants are thereby able to communicate contemporaneously by voice with all other participants and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Convening of board meeting

18.2                        A Director may, and on request of a Director the Secretary shall, at any time summon a meeting of the Board.   Failing any determination by the Board, not less than 48 hours notice thereof shall be given to each Director either in writing or by telephone or by facsimile, telex or telegram at the address or telephone, facsimile or telex number from time to time notified to the Company by such Director or in such other manner as the Board may from time to time determine.

How questions to be decided

18.3                        Subject to Articles 14.20 to 14.25, questions arising at any meeting of the Board shall be decided by a majority of votes, and in case of an equality of votes the Chairman shall have a second or casting vote.

Chairman

18.4                        The Board may elect a Chairman of its meetings and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within 15 minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

Power of meeting

18.5                        A meeting of the Board for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under these Articles for the time being vested in or exercisable by the Board generally.

Power to appoint committee and to delegate

18.6                        The Board may delegate any of its powers to committees consisting of such member or members of the Board (including alternate Directors in the absence of their appointers) as the Board thinks fit, and it may from time to time revoke such delegation or revoke the appointment of and discharge any committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon it by the Board.

Acts of committee to be of same effect as act of Directors

18.7                        All acts done by any such committee in conformity with such regulations and in fulfilment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Board, and the Board shall have power, with the consent of the Company in general meeting, to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

Proceedings of committee

18.8                        The meetings and proceedings of any such committee consisting of two or more members of the Board shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto and are not replaced by any regulations imposed by the Board pursuant to Article 18.6.

Minutes of proceedings of meetings and Directors

18.9                        The Board shall cause minutes to be made of:

(a)                                 all appointments of officers made by the Board;

(b)                                 the names of the Directors present at each meeting of the Board and of committees appointed pursuant to Article 18.6;

(c)                                  all declarations made or notices given by any Director of his interest in any contract or proposed contract or of his holding of any office or property whereby any conflict of duty or interest may arise; and

(d)                                 all resolutions and proceedings at all meetings of the Company and of the Board and of such committees.

18.10                 Any such minutes shall be conclusive evidence of any such proceedings if they purport to be signed by the chairman of the meeting or by the chairman of the succeeding meeting.

When acts of Directors or committee to be valid notwithstanding defects

18.11                 All acts bona fide done by any meeting of the Board or by a committee of Directors or by any person acting as Director shall, notwithstanding that it shall be afterwards discovered that there was some defect in the appointment of such Director or persons acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or member of such committee as the case may be.

Directors’ powers when vacancies exist

18.12                 The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Director or Directors may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

Directors’ resolutions

18.13                 Unless required otherwise by the Listing Rules, a Written Resolution signed by each and every one of the Directors (or their respective alternates pursuant to Article 14.9) shall be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held and may consist of several documents in like form each signed by one or more of the Directors or alternate Directors.  Notwithstanding the foregoing, a resolution in writing shall not be valid and effective if the resolution relates to any matter or business in which a substantial shareholder of the Company (as defined in the Listing Rules from time to time), or a Director, has an interest conflicting with that of the Company which the Board determines, prior to the passing of such resolution, to be material.

19                                  Secretary

Appointment of Secretary

19.1                        The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit, and any Secretary so appointed may be removed by the Board.  Anything by the Act or these Articles required or authorised to be done by or to the Secretary, if the office is vacant or there is for any other reason no Secretary capable of acting, may be done by or to any assistant or deputy Secretary appointed by the Board, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specifically in that behalf by the Board.

Same person not to act in two capacities at once

19.2                        A provision of the Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

20                                  General Management and Use of the Seal

Custody and use of seal

20.1                        The Board shall provide for the safe custody of the seal which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf, and every instrument to which such seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose.  The securities seal which shall be a facsimile of the common seal with the word “Securities” engraved thereon shall be used exclusively for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued.  The Board may either generally or in any particular case resolve that the securities seal or any signatures or any of them may be affixed to certificates for shares, warrants, debentures or any other form of security by facsimile or other mechanical means specified in such authority or that any such certificates sealed with the securities seal need not be signed by any person.  Every instrument to which the seal is affixed as aforesaid shall, as regards all persons dealing in good faith with the Company, be deemed to have been affixed to that instrument with the authority of the Directors previously given.

Duplicate seal

20.2                        The Company may have a duplicate seal for use outside of the British Virgin Islands as and where the Board shall determine, and the Company may by writing under the seal appoint any agents or agent, committees or committee abroad to be the agents of the Company for the purpose of affixing and using such duplicate seal and they may impose such restrictions on the use thereof as may be thought fit.  Wherever in these Articles reference is made to the seal, the reference shall, when and so far as may be applicable, be deemed to include any such duplicate seal as aforesaid.

Cheques and banking arrangements

20.3                        All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, indorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.  The Company’s banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

Power to appoint attorney

20.4                        The Board may from time to time and at any time, by power of attorney under the seal, appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

Execution of deeds by attorney

20.5                        The Company may, by writing under its seal, empower any person, either generally or in respect of any specified matter, as its attorney to execute deeds and instruments on its behalf in any part of the world and to enter into contracts and sign the same on its behalf and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were under the seal of the Company.

Regional or local boards

20.6                        The Board may establish any committees, regional or local boards or agencies for managing any of the affairs of the Company, either in the British Virgin Islands, Hong Kong, the People’s Republic of China or elsewhere, and may appoint any persons to be members of such committees, regional or local boards or agencies and may fix their remuneration, and may delegate to any committee, regional or local board or agent any of the powers, authorities and discretions vested in the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

Power to establish pension funds and employee share option schemes

20.7                        The Board may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or provident or superannuation funds or (with the sanction of an ordinary resolution) employee or executive share option schemes for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and holding or who have held any salaried employment or office in the Company or such other company, and the wives, widows, families and dependents of any such persons.  The Board may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object.  The Board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid.  Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

21                                  Application of Reserves

Power to apply

21.1                        The Company in general meeting may, upon the recommendation of the Board, by Resolution of Members resolve that it is desirable to apply all or any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or funds or to the credit of the profit and loss account or otherwise available for distribution (and not required for the payment or provision of dividend on any shares with a preferential right to dividend) and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportion on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares, debentures or other securities of the Company to be allotted and distributed credited as fully paid up to and amongst such members in proportion aforesaid or partly in one way and partly in the other, and the Board shall give effect to such resolution, provided that any account nor reserve or fund of the Company may, for the purposes of this Article, only be applied in paying up unissued shares to be issued to members of the Company as fully paid up shares or paying up calls or instalments due or payable on partly paid securities of the Company subject always to the provisions of the Act.

Effect of resolution to apply

21.2                        Wherever such a resolution as referred to in Article 21.1 shall have been passed the Board shall make all appropriations and applications resolved to be applied thereby, and all allotments and issues of fully paid up shares, debentures or other securities, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Board:

(a)                                 to make such provision by the issue of fractional certificates or by payment in cash or otherwise (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned) as they think fit in cases where shares, debentures or other securities become distributable in fractions;

(b)                                 to exclude the right of participation or entitlement of any member with a registered address outside any territory where in the absence of a registration statement or other special or onerous formalities the circulation of an offer of such right or entitlement would or might be unlawful or where the Board consider the costs, expense or possible delays in ascertaining the existence or extent of the legal and other requirements applicable to such offer or the acceptance of such offer out of proportion to the benefits of the Company; and

(c)                                  to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares, debentures or other securities to which they may be entitled upon such application, or, as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be applied, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

21.3                        The Board may, in relation to any application sanctioned under Article 21.2 in its absolute discretion specify that, and in such circumstances and if directed so to do by a member or members entitled to an allotment and distribution credited as fully paid up of unissued shares or debentures in the Company pursuant to such application, the unissued shares, debentures or other securities to which that member is entitled shall be allotted and distributed credited as fully paid up to such person or persons as that member may nominate by notice in writing to the Company, such notice to be received not later than the day for which the general meeting of the Company to sanction the application is convened.

22                                  Distributions

Power to declare dividends

22.1                        Subject to the provisions of the Act and these Articles, the Board may, by Resolution of Directors, declare a dividend in any currency at a time, and of an amount, and to any members it thinks fit if it is satisfied, on reasonable grounds that, immediately after the payment of the dividend, the value of the Company’s assets will exceed its liabilities and the Company is able to pay its debts as they fall due.

22.2                        The dividends, interest and bonuses and any other benefits and advantages in the nature of income receivable in respect of the Company’s investments, and any commissions, trusteeship, agency, transfer and other fees and current receipts of the Company shall, subject to the payment thereout of the expenses of management, interest upon borrowed money and other expenses which in the opinion of the Board are of a revenue nature, constitute the profits of the Company available for distribution.

Board’s power to pay interim dividends

22.3                        The Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company and, in particular (but without prejudice to the generality of the foregoing), if at any time the Company is authorised to issue different classes of shares, the Board may pay such interim dividends in respect of those shares in the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide, the Board shall not incur any responsibility to the holders of shares conferring any preferential rights.

22.4                        The Board may also pay half-yearly or at other intervals to be selected by it any dividend which may be payable at a fixed rate if the Board is of the opinion that the profits available for distribution justify the payment.

Powers of Directors to declare and pay special dividends

22.5                        The Board may in addition from time to time declare and pay special dividends on shares of any class of such amounts and on such dates as they think fit, and the provisions of Article 22.3 as regards the powers and the exemption from liability of the Board as relate to declaration and payment of interim dividends shall apply, mutatis mutandis, to the declaration and payment of any such special dividends.

22.6                        No dividend shall carry interest against the Company.

Scrip dividends

22.7                        Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared on the shares in the Company, the Board may further resolve:

EITHER

As to cash election

(a)                                 that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled thereto will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment.  In such case, the following provisions shall apply:

(i)                                     the basis of any such allotment shall be determined by the Board;

(ii)                                  the Board, after determining the basis of allotment, shall give not less than two weeks’ notice in writing to the members of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)                               the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded;

(iv)                              the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (the “non-elected shares”) and in satisfaction thereof shares shall be allotted credited as fully paid to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall apply out of any part of the undivided profits of the Company or any part of any of the Company’s reserve accounts (including any special account or share premium account (if there be any such reserve)) or profit or loss account or amounts otherwise available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the shares to be allotted on such basis and apply the same in paying up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the non-elected shares on such basis;

OR

As to scrip election

(b)                                 that members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit.  In such case, the following provisions shall apply:

(i)                                     the basis of any such allotment shall be determined by the Board;

(ii)                                  the Board, after determining the basis of allotment, shall give not less than two weeks’ notice in writing to members of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)                               the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded;

(iv)                              the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect whereof the share election has been duly exercised (the “elected shares”) and in lieu thereof shares shall be allotted credited as fully paid to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall and apply out of any part of the undivided profits of the Company’s reserve accounts (including any special account or share premium account (if there be any such reserve)) or profit and loss account or amounts otherwise available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the shares to be allotted on such basis and apply the same in paying up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the elected shares on such basis.

22.8                        The shares allotted pursuant to the provisions of Article 22.7 shall be of the same class as the class of, and shall rank pari passu in all respects with the shares then held by the respective allottees save only as regards participation:

(a)                                 in the relevant dividend (or share or cash election in lieu thereof as aforesaid); or

(b)                                 in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend, unless contemporaneously with the announcement by the Board of its proposal to apply the provisions of Article 22.7(a) or 22.7(b) in relation to the relevant dividend or contemporaneously with its announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of Article 22.7 shall rank for participation in such distributions, bonuses or rights.

22.9                        The Board may do all acts and things considered necessary or expedient to give effect to any application pursuant to the provisions of Article 22.8 with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned).  The Board may authorise any person to enter into on behalf of all members interested, an agreement with the Company providing for such application and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

22.10                 The Company may upon the recommendation of the Board by Resolution of Members resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of Article 22.7 a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

22.11                 The Board may on any occasion determine that rights of election and the allotment of shares under Article 22.7 shall not be made available or made to any members with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of such rights of election or the allotment of shares would or might be unlawful, or where the Board considers the costs, expenses or possible delays in ascertaining the existence or extent of the legal and other requirements applicable to such offer or the acceptance of such offer out of proportion to the benefit of the Company, and in any such case the provisions aforesaid shall be read and construed subject to such determination.

22.12                 The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for paying off any loan or for equalising dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (including shares, warrants and other securities of the Company) as the Board may from time to time think fit, and so that it shall not be necessary to keep any reserves separate or distinct from any other investments of the Company.  The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute by way of dividend.

Dividends to be paid in proportion to amounts paid up on shares

22.13                 Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.  For the purpose of this Article no amount paid up on a share in advance of calls shall be treated as paid up on the share.

Retention of dividends, etc.

22.14                 The Board may retain any dividends or other moneys payable on or in respect of a share upon which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

22.15                 The Board may retain any dividends or other monies payable upon shares in respect of which any person is, under the provisions as to the transmission of shares hereinbefore contained, entitled to become a member, or in respect of which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

Deduction of debts

22.16                 The Board may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to the Company on account of calls, instalments or otherwise.

Dividend and call together

22.17                 Any general meeting sanctioning a dividend may make a call on the members of such amount as the meeting resolves by Resolution of Members, but so that the call on each member shall not exceed the dividend payable to him, and so that the call be made payable at the same time as the dividend, and the dividend may, if so arranged between the Company and the member, be set off against the call.

Dividend in specie

22.18                 The Board, with the sanction by Resolution of Members, may direct that any dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may disregard fractional entitlements, round the same up or down or provide that the same shall accrue to the benefit of the Company, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend and such appointment shall be effective.  Where required, a contract shall be filed in accordance with the provisions of the Act and the Board may appoint any person to sign such contract on behalf of the persons entitled to the dividend and such appointment shall be effective.

Effect of transfer

22.19                 A transfer of shares shall not pass therewith the right to any dividend or bonus declared thereon before the registration of the transfer.

22.20                 Any resolution declaring or resolving upon the payment of a dividend or other distribution on shares of any class, whether a Resolution of Members or a Resolution of Directors, may specify that the same shall be payable or made to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend or other distribution shall be payable or made to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

Receipt for dividends by joint holders of share

22.21                 If two or more persons are registered as joint holders of any shares, any one of such persons may give effectual receipts for any dividends, interim and special dividends or bonuses and other moneys payable or rights or property distributable in respect of such shares.

Payment by post

22.22                 Unless otherwise directed by the Board, any dividend, interest or other sum payable in cash to a holder of shares may be paid by cheque or warrant sent through the post to the registered address of the member entitled, or, in case of joint holders, to the registered address of the person whose name stands first in the register in respect of the joint holding or to such person and to such address as the holder or joint holders may in writing direct.  Every cheque or warrant so sent shall be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares and shall be sent at his or their risk, and the payment of any such cheque or warrant by the bank on which it is drawn shall operate as a good discharge to the Company in respect of the dividend and/or bonus represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged.

App 3 r.13(1)

22.23                 The Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions.  However, the Company may exercise its power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

Unclaimed dividend

App 3 r.3(2)

22.24                 All dividends or bonuses unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the exclusive benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof or be required to account for any money earned thereon.  All dividends or bonuses unclaimed for six years after having been declared may be forfeited by the Board and shall revert to the

Company and after such forfeiture no member or other person shall have any right to or claim in respect of such dividends or bonuses.

22.25                 In relation to any other distribution, the Company may, by Special Resolution of Members, authorise a distribution by the Company to the members (other than by way of the purchase, redemption or other acquisition of shares in the Company or by way of dividend) at such time and of such an amount, provided the Board is satisfied, on reasonable grounds that, immediately after the payment of the distribution, the value of the Company’s assets will exceed its liabilities and the Company is able to pay its debts as they fall due.

23                                  Untraceable Members

Sale of shares of untraceable members

23.1                        The Company shall be entitled to sell any shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or operation of law if and provided that:

(a)                                 all cheques or warrants, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years;

(b)                                 the Company has not during that time or before the expiry of the three month period referred to in Article 23.1(d) below received any indication of the whereabouts or existence of the member or person entitled to such shares by death, bankruptcy or operation of law;

App 3 r.13(2)(a)

(c)                                  during the 12-year period, at least three dividends in respect of the shares in question have become payable and no dividend during that period has been claimed by the member; and

App 3 r.13(2)(b)

(d)                                 upon expiry of the 12-year period, the Company has caused an advertisement to be published in the newspapers, or, subject to the Listing Rules, by electronic communication in the manner in which notices may be served by the Company by electronic means as herein provided, giving notice of its intention to sell such shares, and a period of three months has elapsed since such advertisement and the Exchange has been notified of such intention.

The net proceeds of any such sale shall belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former member for an amount equal to such net proceeds.

23.2                        To give effect to any sale contemplated by Article 23.1 the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such other documents as are necessary to effect the transfer, and such documents shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto.  The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount.  No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares or other securities in or of the Company or its holding company if any) or as the Board may from time to time think fit.

24                                  Document Destruction

Destruction of registrable documents, etc.

24.1                        The Company shall be entitled to destroy all instruments of transfer, probate, letters of administration, stop notices, powers of attorney, certificates of marriage or death and other documents relating to or affecting title to securities in or of the Company (“Registrable Documents”) which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the register if purporting to have been made on the basis of an instrument of transfer or Registrable Document so destroyed was duly and properly made and every instrument of transfer or Registrable Document so destroyed was a valid and effective instrument or document duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(a)                                 the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice of the Company of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)                                 nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c)                                  references herein to the destruction of any document include references to the disposal thereof in any manner.

24.2                        Notwithstanding any provision contained in these Articles, the Directors may, if permitted by applicable law, authorise the destruction of any documents referred to in this Article or any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document might be relevant to a claim.

25                                  Annual Returns and Filings

Annual returns and filings

The Board shall make the requisite annual returns and any other requisite filings in accordance with the Act.

26                                  Accounts

Accounts to be kept

App 13 Part B r.4(1)

26.1                        The Board shall cause to be kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions and otherwise in accordance with the Act.

26.2                        The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Directors may determine:

(a)                                 minutes of all meetings and all resolutions of members and of classes of members; and

(b)                                 minutes of all meetings and all resolutions of Directors and committees of Directors.

26.3                        Where any such record are kept at a place other than at the office of the Company’s registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept.  Where the place at which any such records is changed, the Company shall provide the registered agent with the physical address of the new location of the records within fourteen days of the change of location.

26.4                        The Company shall keep the following at the office of its registered agent:

(a)                                 the Memorandum and Articles of the Company;

(b)                                 the register of members maintained in accordance with these Articles or a copy of the register of members;

(c)                                  the register of Directors maintained in accordance with these Articles or a copy of the register of Directors;

(d)                                 copies of all notices and other documents filed by the Company in the previous ten years;

(e)                                  a copy of the register of charges kept by the Company pursuant to section 162(1) of the Act; and

(f)                                   an imprint of the common seal.

26.5                        Where the Company keeps a copy of the register of members or the register of Directors at the office of its registered agent, it shall:

(a)                                 within 15 days of any change in the register, notify the registered agent, in writing, of the change; and

(b)                                 provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of Directors is kept.

Where the place at which the original register of members or the original register of Directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

26.6                        The record, document and registers required by these Articles shall be open to the inspection of the Directors at all times.

26.7                        The Board shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being Directors, and no member (not being a Director) shall have any right to inspect any records, documents or registers of the Company except as conferred by the Act or authorised by a Resolution of Directors.

Where accounts are to be kept

26.8                        The books of account shall be kept at the Company’s principal place of business in Hong Kong or, subject to the provisions of the Act, at such other place or places as the Board thinks fit and shall always be open to the inspection of the Directors.

Annual profit and loss account and balance sheet

App 13 Part B r.4(2)

26.9                        The Board shall, commencing with the first annual general meeting cause to be prepared and to be laid before the members of the Company at every annual general meeting a profit and loss account for the period, in the case of the first account, since the incorporation of the Company and, in any other case, since the preceding account, together with a balance sheet as at the date to which the profit and loss account is made up and a Directors’ report with respect to the profit or loss of the Company for the period covered by the profit and loss account and the state of the Company’s affairs as at the end of such period, an Auditors’ report on such accounts prepared pursuant to Article 27.1 and such other reports and accounts as may be required by law.

Annual report of Directors and balance sheet to be sent to members etc.

App 13 Part B r.3(3)

App 3 r.5

26.10                 Copies of those documents to be laid before the members of the Company at an annual general meeting shall not less than 21 days before the date of the meeting be sent in the manner in which notices may be served by the Company as provided herein to every member of the Company and every holder of debentures of the Company, provided that the Company shall not be required to send copies of those documents to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

26.11                 To the extent permitted by and subject to due compliance with these Articles, the Act and all applicable rules and regulations, including, without limitation, the rules of the Exchange, and to obtaining all necessary consents, if any, required thereunder, the requirements of Article 26.10 shall be deemed satisfied in relation to any member or any holder of debentures of the Company by sending to such person instead of such copies, not less than 21 days before the date of the annual general meeting, in any manner not prohibited by these Articles and the Act, a summary financial statement derived from the Company’s annual accounts, together with the Directors’ report and the Auditors’ report on such accounts, which shall be in the form and containing the information required by these Articles, the Act and all applicable laws and regulations, provided that any person who is otherwise entitled to the annual accounts of the Company, together with the Director’s report and the Auditor’s report thereon may, if he so requires, by notice in writing served on the Company, demand that the Company sends to him, in addition to the summary financial statement, a complete printed copy of the Company’s annual accounts, together with the Directors’ report and the Auditor’s report thereon.

27                                  Audit

Auditors

App 13 Part B r.4(2)

27.1                        The Auditors shall audit the profit and loss account and balance sheet of the Company in each year and shall prepare a report thereon to be annexed thereto.  Such report shall be laid before the Company at its annual general meeting in each year and shall be open to inspection by any member.  The Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Board or any general meeting of the members, make a report on the accounts of the Company in general meeting during their tenure of office.

Appointment, removal and remuneration of Auditors

27.2                        The Company shall at any annual general meeting appoint an auditor or auditors of the Company who shall hold office until the next annual general meeting.  The removal of an Auditor before the expiration of his period of office shall require the approval of an ordinary resolution of the members in general meeting. The remuneration of the Auditors shall be fixed by the Company at the annual general meeting at which they are appointed provided that in respect of any particular year the Company in general meeting may delegate the fixing of such remuneration to the Board.  No person may be appointed as the, or an,

Auditor, unless he is independent of the Company.  The Board may before the first annual general meeting appoint an auditor or auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the members in general meeting in which case the members at that meeting may appoint Auditors.  The Board may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act.  The remuneration of any Auditor appointed by the Board under this Article may be fixed by the Board.

When accounts to be deemed settled

27.3                        Every statement of accounts audited by the Auditors and presented by the Board at an annual general meeting shall after approval at such meeting be conclusive except as regards any error discovered therein within three months of the approval thereof.  Whenever any such error is discovered within that period, it shall forthwith be corrected, and the statement of account amended in respect of the error shall be conclusive.

28                                  Notices

Service of notices

App 3 r.7(1)

28.1                        Except as otherwise provided in these Articles, any notice or document may be served by the Company and any notices may be served by the Board on any member either personally or by sending it through the post in a prepaid letter addressed to such member at his registered address as appearing in the register or, to the extent permitted by the Listing Rules and all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the member to the Company or by placing it on the Company’s Website provided that the Company has obtained either (a) the member’s prior express positive confirmation in writing or (b) the member’s deemed consent, in the manner specified in the Listing Rules to receive or otherwise have made available to him notices and documents to be given or issued to him by the Company by such electronic means, or (in the case of notice) by advertisement published in the manner prescribed under the Listing Rules.  In the case of joint holders of a share, all notices shall be given to that holder for the time being whose name stands first in the register and notice so given shall be sufficient notice to all the joint holders.

28.2                        Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)                                 every person shown as a member in the register of members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of members;

(b)                                 every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member of record where the member of record but for his death or bankruptcy would be entitled to receive notice of the meeting;

(c)                                  the Auditors;

(d)                                 each Director and alternate Director;

(e)                                  the Exchange; and

(f)                                   such other person to whom such notice is required to be given in accordance with the Listing Rules.

28.3                        No other person shall be entitled to receive notices of general meetings.

Members out of Hong Kong

App.3 r.7(2)

App 3 r.7(3)

28.4                        A member shall be entitled to have notice served on him at any address within Hong Kong.  Any member who has not given an express positive confirmation in writing to the Company in the manner specified in the Listing Rules to receive or otherwise have made available to him notices and documents to be given or issued to him by the Company by electronic means and whose registered address is outside Hong Kong may notify the Company in writing of an address in Hong Kong which for the purpose of service of notice shall be deemed to be his registered address.  A member who has no registered address in Hong Kong shall be deemed to have received any notice which shall have been displayed at the transfer office and shall have remained there for a period of 24 hours and such notice shall be deemed to have been received by such member on the day following that on which it shall have been first so displayed, provided that, without prejudice to the other provisions of these Articles, nothing in this Article shall be construed as prohibiting the Company from sending, or entitling the Company not to send, notices or other documents of the Company to any member whose registered address is outside Hong Kong.

When notice deemed to be served

28.5                        Any notice or document sent by post shall be deemed to have been served on the day following that on which it is put into a post office situated within Hong Kong and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly prepaid, addressed and put into such post office and a certificate in writing signed by the Secretary or other person appointed by the Board that the envelope or wrapper containing the notice or document was so addressed and put into such post office shall be conclusive evidence thereof.

28.6                        Any notice or other document delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left.

28.7                        Any notice served by advertisement shall be deemed to have been served on the day of issue of the official publication and/or newspaper(s) in which the advertisement is published (or on the last day of issue if the publication and/or newspaper(s) are published on different dates).

28.8                        Any notice given by electronic means as provided herein shall be deemed to have been served and delivered on the day following that on which it is successfully transmitted or at such later time as may be prescribed by the Listing Rules or any applicable laws or regulations.

Service of notice to persons entitled on death, mental disorder or bankruptcy of a member

28.9                        A notice may be given by the Company to the person or persons entitled to a share in consequence of the death, mental disorder or bankruptcy of a member by sending it through the post in a prepaid letter addressed to him or them by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within Hong Kong supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

Transferee bound by prior notices

28.10                 Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which prior to his name and address being entered on the register shall have been duly given to the person from whom he derives his title to such share.

Notice valid though member deceased

28.11                 Any notice or document delivered or sent to any member in pursuance of these Articles, shall notwithstanding that such member be then deceased and whether or not the Company has notice of his death be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons by such member until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons (if any) jointly interested with him in any such shares.

How notice to be signed

28.12                 The signature to any notice to be given by the Company may be written or printed by means of facsimile or, where relevant, by Electronic Signature.

29                                  Information

Member not entitled to information

29.1                        No member shall be entitled to require discovery of or any information in respect of any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the members or the Company to communicate to the public.

Directors entitled to disclose information

29.2                        The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the register of members and transfer books of the Company.

30                                  Winding Up

Power to distribute assets in specie following liquidation

30.1                        If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the court) the liquidator may, with the authority of a Special Resolution of Members of the Company and any other sanction required by the Act divide among the members in specie or kind the whole or any part of the assets of the Company (whether the assets shall consist of property of one kind or shall consist of properties of different kinds) and may for such purpose set such value as he deems fair upon any property to be divided and may determine how such division shall be carried out as between the members or different classes of members.  The liquidator may, with the like authority or sanction vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like authority or sanction and subject to the Act, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any assets, shares or other securities in respect of which there is a liability.

Distribution of assets in liquidation

30.2                        If the Company shall be wound up, and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the amounts paid up on the issued shares in the Company, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the nominal value of such shares, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.  And if in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the amounts paid up on the issued shares in the Company at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the nominal value of such shares at the commencement of the winding up on the shares held by them respectively.  This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

Service of process

30.3                        In the event of a winding-up of the Company in Hong Kong, every member of the Company who is not for the time being in Hong Kong shall be bound, within 14 days after the passing of an effective resolution to wind up the Company voluntarily, or the making of an order for the winding-up of the Company, to serve notice in writing on the Company appointing some person resident in Hong Kong and stating that person’s full name, address and occupation upon whom all summonses, notices, process, orders and judgments in relation to or under the winding-up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee, whether appointed by the member or the liquidator, shall be deemed to be good personal service on such member for all purposes, and, where the liquidator makes any such appointment, he shall with all convenient speed give notice thereof to such member by advertisement as he shall deem appropriate or by a registered letter sent through the post and addressed to such member at his address as appearing in the register, and such notice shall be deemed to be service on the day following that on which the advertisement first appears or the letter is posted.

31                                 Indemnities

Indemnities of Directors and officers

31.1                        Every Director, Auditor or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities incurred or sustained by him as a Director, Auditor or other officer of the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted.

31.2                        Subject to the Act, if any Director or other person shall become personally liable for the payment of any sum primarily due from the Company, the Board may execute or cause to be executed any mortgage, charge, or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Director or person so becoming liable as aforesaid from any loss in respect of such liability.

32                                  Financial Year

Financial year

The financial year of the Company shall be prescribed by the Board and may, from time to time, be changed by it.

33                                  Amendment of Memorandum and Articles

Amendment of Memorandum and Articles

App 13 Part B r.1

Subject to the Act, the Company may at any time and from time to time by Special Resolution of Members alter or amend its Memorandum and these Articles in whole or in part, except the Company may amend the Memorandum and these Articles to increase the maximum number of shares the Company is authorised to issue by Resolution of Members.

34                                  Transfer by Way of Continuation

The Company may, by a Resolution of Members, continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.